                                                                    EXHIBIT 99.8


             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


     I have been designated to become a director of Friedman, Billings, Ramsey Group, Inc. (effective as of the closing of the merger that is the subject of the joint proxy statement/prospectus included in this registration statement on Form S-4). Pursuant to Rule 438 promulgated under the Securities Act of 1933, I hereby consent to being named in this Registration Statement in such capacity.



                                                   /s/ Eric F. Billings
                                                   ____________________

                                                     Eric F. Billings



February 26, 2003